UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously announced, on May 14, 2014, KCG Holdings, Inc. (the “Company”) commenced a consent solicitation (the “Consent Solicitation”) with respect to its outstanding 8.250% Senior Secured Notes due 2018 (CUSIP Nos.: U24478AA4, 48244BAA8 and 48244BAB6) (the “Notes”) pursuant to a Consent Solicitation Statement (the “Consent Solicitation Statement”) dated as of May 14, 2014. The Company was soliciting consents from registered holders (“Holders”) of the Notes as of 5:00 p.m., New York City time, May 13, 2014 (the “Record Date”) to amend the terms of the Registration Rights Agreement, dated as of June 5, 2013 (as amended and supplemented, the “Registration Rights Agreement”), by the Company and certain subsidiary guarantors (the “Guarantors”) of the Notes, and accepted and agreed by Jefferies LLC, as representative of the initial purchasers of the Notes, with respect to the Notes. The Notes were issued under an indenture, dated as of June 5, 2013, between the Company, The Bank of New York Mellon, as trustee and collateral agent and the Guarantors.

On May 30, 2014, the Company announced that it had received, as of 5:00 p.m., New York City time, on May 29, 2014, valid consents from the Holders of $300,530,000 in aggregate principal amount of the Notes, representing 98.53% of the total aggregate principal amount of the Notes. Therefore the Company has received the requisite consents to amend the Registration Rights Agreement.

On May 30, 2014, the Company entered into the First Amendment (the “Amendment”) to the Registration Rights Agreement. The Amendment (i) postpones the deadline by which the Company must use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Exchange Registration Statement”) with respect to an offer (the “Exchange Offer”) to exchange the Notes for a new series of notes (the “Exchange Notes”) that are registered under the Securities Act of 1933, as amended, from June 5, 2014 (the “Original Registration Deadline”) to June 30, 2015 (the “Postponed Registration Deadline”) and (ii) postpones the deadline by which the Company must use commercially reasonable efforts to file with and have declared effective by the SEC a shelf registration statement (the “Shelf Registration Statement”) to cover certain resales of the Notes from the Original Registration Deadline to the Postponed Registration Deadline. As a result, the Amendment also has the effect of postponing the date on which an additional amount, referred to in the Registration Rights Agreement as “Additional Interest,” which constitutes liquidated damages and is the exclusive remedy available to Holders for failing to register the Notes, begins to accrue as a result of failing to consummate the Exchange Offer or have the Shelf Registration Statement declared effective. Accordingly, the Company and the Guarantors no longer have any obligation to pay Holders Additional Interest as of the Original Registration Deadline, even if the Company and the Guarantors do not prepare, file or have declared effective an Exchange Registration Statement or a Shelf Registration Statement or consummate the Exchange Offer by such date.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete copy of the agreement that is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.1	First Amendment to Registration Rights Agreement, dated as of May 30, 2014, by the Company amending the Registration Rights Agreement filed as Exhibit 4.10 to KCG’s Form 8-K filed on July 1, 2013 (File No. 000-54991) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: June 2, 2014

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Corporate Secretary